Exhibit 99.1

Company Contact	Investor Relations Contacts	Media Contact
Stuart Fleischer Chief Financial Officer NMHC 516-605-6625 sfleischer@nmhcrx.com	David Waldman/John Heilshorn Lippert/Heilshorn & Associates 212-838-3777 dwaldman@lhai.com	Chenoa Taitt Lippert/Heilshorn & Associates 212-838-3777 ctaitt@lhai.com

For Immediate Release

NMHC Acquires Pharmaceutical Care Network—
NMHC Continues Consolidation Strategy and Adds 1.3 Million Lives —

        PORT WASHINGTON, N.Y. – March 7, 2005 – National Medical Health Card Systems, Inc. (Nasdaq: NMHC), a national independent pharmacy benefit manager (PBM), has continued its consolidation strategy in the PBM industry with the acquisition of Pharmaceutical Care Network (PCN), a Sacramento, California-based PBM, for $13 million in cash plus additional payments based upon future performance. The transaction is expected to meaningfully contribute both strategically and financially to NMHC’s future growth. While the transaction is anticipated to be dilutive to earnings through the quarter ending September 30, 2005, it is expected to be accretive to earnings for the twelve-month period ending March 31, 2006.

        PCN was founded in 1984 as a wholly owned subsidiary of the California Pharmacists Association. As of February 28, 2005, PCN serviced over 1.3 million lives primarily in the managed Medicaid sector. For the year ended December 31, 2004, PCN reported $12.4 million of gross profit and a pre-tax loss of $2.5 million.

        Jim Smith, NMHC president and chief executive officer, stated, “The acquisition of PCN provides NMHC with a number of important strategic and financial benefits, including: the addition of 1.3 million lives; an expansion of our West Coast presence; an enhanced expertise in the growing and attractive managed Medicaid market; strong clinical arrays and tools; and the acquisition of PCN’s proprietary MedIntelligence® system, a unique and attractive drug-utilization-review platform. We expect PCN’s expertise in managed Medicaid will position NMHC to pursue this growing market, and PCN’s strong clinical array will expand our capabilities to benefit existing customers. PCN’s MedIntelligence® system provides NMHC enhanced automation support for drug therapy management and compliance services, and supplements our current Integrail offering. MedIntelligence® significantly enhances our ability to align ourselves with our customers and to provide them with quality clinical care while actively managing their drug costs. In addition, the opportunity exists to offer NMHC’s full suite of Total Health Care Solutions to PCN’s customers, including home delivery, specialty pharmacy, and Integrail.”

        Addressing integration between the two companies, Smith said, “Having completed six acquisitions in the past four years, we have developed a well-defined process for rapidly and successfully integrating companies, and we anticipate a smooth transition. We have identified substantial opportunities for both revenue and cost synergies between our two organizations. Our strategies for eliminating redundant costs, and otherwise benefiting from the increased economies of scale will be consistent with our prior acquisitions.”

        David Keane, president and chief executive officer of PCN, commented, “NMHC has demonstrated an impressive ability to manage the drug costs of its clients and has an outstanding reputation for customer service. We believe this acquisition is an excellent opportunity for our customers and provides them a quality partner with substantially greater resources and a wide variety of solutions to meet their changing needs.”

        Morgan Keegan & Company acted as exclusive financial advisor to PCN in connection with this transaction.

About NMHC

        National Medical Health Card Systems, Inc. (NMHC) operates NMHC Rx (pharmacy benefits manager or PBM), Integrail (health information solutions), NMHC Mail (home delivery pharmacy), and Ascend (specialty pharmacy solutions), providing services to corporations, unions, health maintenance organizations, third-party administrators, and local governments. Through its clinical programs, value-added offerings, and advanced information systems, NMHC provides quality, cost effective management of pharmacy benefit programs.

Forward-Looking Statements

        This press release contains forward-looking statements which involve known and unknown risks and uncertainties or other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. When used herein, the words “may”, “could”, “estimate”, “believes”, “anticipates”, “thinks”, “intends”, “will be”, “expects”, “plans” and similar expressions identify forward-looking statements. Readers are urged to carefully review and consider various disclosures made by NMHC in its Annual Report on Form 10-K for the fiscal year ended June 30, 2004, including information relating to demand, pricing, government regulation, acquisitions and affiliations, the market for PBM services and competition, as well as the information contained in other Securities and Exchange Commission filings by NMHC.

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